EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months and Full Year Ended December 31, 2025

-	Net revenues of $183.1 million and $719.9 million, respectively, for the three months and fiscal year ended December 31, 2025

-	GAAP net income of $24.4 million, or $0.51 per share and $98.1 million, or $2.03 per share, respectively, for the fourth quarter and fiscal year

-	Adjusted non-GAAP net income of $34.2 million, or $0.73 per share and $156.6 million, or $3.25 per share, respectively, for the fourth quarter and fiscal year

-	Company to hold a conference call today at 2:00 p.m. Pacific Time

RANCHO CUCAMONGA, CA – February 26, 2026 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”), a biopharmaceutical company focused on developing, manufacturing, and commercializing technically challenging generic and proprietary injectable, inhalation, and intranasal products, today reported results for the three months and full year ended December 31, 2025.

“2025 underscored Amphastar’s evolution into a company focused on both commercial strength and scientific innovation.” said Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer. “On the commercial side, BAQSIMI® maintained its momentum as a top revenue driver with sustained double-digit growth, while the FDA approvals of our iron sucrose injection and our teriparatide injection demonstrate the depth of our technical capabilities in complex generics and ability to leverage our in-house manufacturing expertise to deliver high-quality, affordable therapies to patients. We also furthered our long-term strategic vision by adding three novel peptides and a fully synthetic corticotropin compound to expand our presence in oncology, ophthalmology, and immunology. As we look ahead to 2026, we remain committed to advancing these programs, securing upcoming approvals, and scaling our U.S. based manufacturing to support the next phase of our growth.”

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

	(in thousands, except per share data)
Net revenues	$183,105	$186,523	$719,887	$731,967
GAAP net income	$24,429	$37,964	$98,094	$159,519
Adjusted non-GAAP net income*	$34,158	$47,237	$156,618	$200,806
GAAP diluted EPS	$0.51	$0.74	$2.03	$3.06
Adjusted non-GAAP diluted EPS*	$0.73	$0.92	$3.25	$3.86

* Adjusted non-GAAP net income and adjusted non-GAAP diluted EPS are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

Fourth Quarter Results

	Three Months Ended
	December 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Product revenues, net:
BAQSIMI®	$46,708	$41,792	$4,916	12%
Primatene MIST®	27,930	28,935	(1,005)	(3)%
Epinephrine	17,087	18,698	(1,611)	(9)%
Lidocaine	14,904	14,397	507	4%
Glucagon	14,081	25,619	(11,538)	(45)%
Other products	62,395	57,537	4,858	8%
Total product revenues, net	$183,105	$186,978	$(3,873)	(2)%
Other revenues	—	(455)	455	100%
Total net revenues	$183,105	$186,523	$(3,418)	(2)%

Changes in product revenues, net as compared to the fourth quarter of the prior year were primarily driven by:

●	BAQSIMI® sales increased primarily due to an increase in unit volumes, as a result of our continued marketing efforts in the United States
●	Primatene MIST® sales decreased due to lower unit volumes
●	Epinephrine sales decreased due to lower unit volumes, as well as a lower average selling price of the multi-dose vial product, impacting sales by $2.8 million and $1.5 million, respectively, as a result of increased competition. This trend was partially offset by an increase in unit volumes for our epinephrine pre-filled syringe, as a result of an increase in demand caused by shortages from other suppliers during the quarter
●	Glucagon sales decreased primarily due to a lower average selling price, impacting sales by $10.2 million, as well as a decrease in unit volumes, impacting sales by $1.3 million, as a result of competition and the continued shift to ready to use glucagon products such as BAQSIMI®
●	Other pharmaceutical product sales changes were primarily due to an increase in sales of albuterol of $4.2 million and iron sucrose sales of $2.0 million, which we launched in August 2024 and August 2025, respectively. This increase was partially offset by a decrease in unit volumes of dextrose, primarily due to increased competition
●	Other revenues were zero in the fourth quarter of 2025, as we completed the assumption of distribution responsibilities globally for BAQSIMI® at the beginning of 2025, with all of BAQSIMI® related revenues in the current period being recognized in product revenues, net

	Three Months Ended
	December 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Net revenues	$183,105	$186,523	$(3,418)	(2)%
Cost of revenues	97,435	99,875	(2,440)	(2)%
Gross profit	$85,670	$86,648	$(978)	(1)%
as % of net revenues	46.8%	46.5%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Increase in sales of BAQSIMI® and sales of iron sucrose, which we launched in August 2025, as well as cost control efforts across the business
●	This was partially offset by a decrease in pricing of glucagon and our epinephrine multi-dose vial product

	Three Months Ended
	December 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$10,279	$10,424	$(145)	(1)%
General and administrative	16,471	12,938	3,533	27%
Research and development	23,314	18,142	5,172	29%

●	General and administrative expenses increased primarily due to an increase in salary and personnel-related expenses, legal expenses and expenses related to the implementation of a new ERP system
●	Research and development expenses increased primarily due to an increase in clinical trial expense, primarily related to our insulin and inhalation pipeline products, as well as an increase in material and supplies for our insulin pipeline product

	Three Months Ended
	December 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Non-operating expenses:
Interest income	$2,423	$2,292	$131	6%
Interest expense	(6,630)	(6,425)	(205)	3%
Other income, net	515	2,951	(2,436)	(83)%
Total non-operating expenses, net	$(3,692)	$(1,182)	$(2,510)	212%

The change in non-operating expenses, net, is primarily due to a change in other income, net, as a result of foreign currency fluctuation, as well as mark-to-market adjustments relating to our interest rate swap contracts during the three months ended December 31, 2025.

Year-End Results

	Year Ended December 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Product revenues, net:
BAQSIMI®	$185,358	$126,898	$58,460	46%
Primatene MIST®	108,669	102,012	6,657	7%
Epinephrine	70,643	94,090	(23,447)	(25)%
Glucagon	69,084	108,319	(39,235)	(36)%
Lidocaine	56,479	55,854	625	1%
Other products	229,654	225,641	4,013	2%
Total product revenues, net	$719,887	$712,814	$7,073	1%
Other revenues	—	19,153	(19,153)	(100)%
Total net revenues	$719,887	$731,967	$(12,080)	(2)%

Changes in product revenues, net as compared to the prior fiscal year were primarily driven by:

●	BAQSIMI® sales increased primarily due to an increase in unit volumes, as a result of an expanded marketing effort in the United States; total sales of BAQSIMI® grew 12% from the prior year including prior year sales by Eli Lilly and Company, or Lilly, which was accounted for in Other revenues
●	Primatene MIST® sales increased due to an increase in unit volumes driven by our continued marketing efforts
●	Epinephrine sales decreased due to a decrease in unit volumes, impacting sales of $13.4 million, as well as a lower average selling price, which impacted sales of $10.0 million, primarily as a result of increased competition for our multi-dose vial product
●	Glucagon sales decreased primarily due to a lower average selling price, impacting sales by $24.3 million, as well as a decrease in unit volumes, impacting sales by $14.9 million, as a result of competition and the continued shift to ready to use glucagon products such as BAQSIMI®

●	Other pharmaceutical product sales changes were primarily due to an increase in sales of albuterol of $14.7 million and iron sucrose sales of $4.4 million, which were launched in August 2024 and August 2025, respectively, as well as an increase in sales of sodium bicarbonate and atropine due to an increase in demand caused by other supplier shortages. This increase was partially offset by a decrease in sales of enoxaparin of $9.9 million and dextrose of $9.6 million due to increased competition
●	Other revenues were zero in the year ended December 31, 2025 as we completed the assumption of distribution responsibilities globally for BAQSIMI® at the beginning of 2025, with all of BAQSIMI® related revenues in the current period being recognized in Product revenues, net. The other revenues in the year ended December 31, 2024 consisted of $19.2 million in BAQSIMI® sales made by Lilly on our behalf under the Transition Service Agreement (“TSA”), and was net of $18.4 million in cost of sales and other expenses

	Year Ended December 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Net revenues	$719,887	$731,967	$(12,080)	(2)%
Cost of revenues	363,830	358,112	5,718	2%
Gross profit	$356,057	$373,855	$(17,798)	(5)%
as % of net revenues	49.5%	51.1%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Decrease in other revenues related to Lilly’s sales of BAQSIMI® under the TSA, which were recorded net of cost of sales and other expenses; as we assumed distribution of BAQSIMI® to all of our customers by the beginning of 2025. We recorded those sales in product revenues and cost of sales separately
●	Lower pricing of glucagon and our epinephrine multi-dose vial product, both of which are higher-margin products
●	Cost control efforts across the business partially offset the impact of pricing declines

	Year Ended December 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$43,885	$37,802	$6,083	16%
General and administrative	85,925	56,720	29,205	51%
Research and development	85,844	73,914	11,930	16%

●	Selling, distribution, and marketing expenses increased primarily due to the expansion of our sales and marketing efforts related to BAQSIMI®, including expenses related to our co-promotion contract with MannKind, and sales efforts related to Primatene MIST®
●	General and administrative expenses increased primarily due to a legal settlement, which increased expenses by $23.1 million
●	Research and development expenses increased primarily due to the $6.0 million upfront payment for the licensing agreement that we entered into with Nanjing Anji Biotechnology Co., Ltd. (“Anji”), during the year. Additionally, we had an increase in clinical trial expense, primarily related to our insulin and inhalation pipeline products, as well as an increase in depreciation expense. This was partially offset by a decrease in materials and supply expenses

	Year Ended December 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Non-operating expenses:
Interest income	$8,679	$10,612	$(1,933)	(18)%
Interest expense	(25,481)	(30,343)	4,862	(16)%
Other income, net	23	4,076	(4,053)	(99)%
Total non-operating expenses, net	$(16,779)	$(15,655)	$(1,124)	7%

The change in non-operating expenses, net is primarily a result of:

●	A decrease in interest income resulting from a decrease in interest rates on our cash and investments accounts
●	A decrease in interest expense as a result of the repayment of the mortgage loan with East West Bank, as well as the accretion of the interest on the deferred payment for BAQSIMI®, both of which were paid in full in June 2024
●	A change to other income, net, primarily as a result of foreign currency fluctuation, as well as mark-to-market adjustments relating to our interest rate swap contracts during the year ended December 31, 2025

Cash flow provided by operating activities for the year ended December 31, 2025, was $156.1 million.

Pipeline Information

The Company currently has one abbreviated new drug application (“ANDA”) and one biosimilar insulin candidate filed with the FDA targeting products with a combined market size exceeding $1.7 billion, along with two biosimilar products in development targeting products with a market size exceeding $3.7 billion, and two generic products in development targeting products with a market size of over $1 billion. This market information is based on IQVIA data for the 12 months ended December 31, 2025. The Company is developing multiple proprietary products with injectable, topical and intranasal dosage forms.

The Company’s proprietary pipeline also includes four recently in-licensed products including three proprietary peptides targeting oncology and ophthalmology indications, and a fully synthetic corticotropin compound designed to address inflammatory and autoimmune conditions.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, February 26, 2026, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, ten minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website at www.amphastar.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) and (ii) Adjusted non-GAAP diluted EPS, which generally excludes amortization expense, share-based compensation, impairment charges, expenses related to our acquisition of BAQSIMI®, certain debt issuance costs, legal settlements, and other one-time events in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Market Data

This press release contains market data that we obtained from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this press release, actual results may differ from the projections.

About Amphastar Pharmaceuticals, Inc.

Amphastar is a biopharmaceutical company that focuses on developing, manufacturing, and commercializing technically challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells active pharmaceutical ingredient, or API products. Most of the Company’s finished products are contracted and distributed through group purchasing organizations, drug wholesalers, and drug retailers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, BAQSIMI®, Primatene MIST®, REXTOVY®, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Forward-Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance and business trends, our future growth and our ability to continue to scale, sales and marketing of our products, market size and expansion, product portfolio, product development, the timing of FDA filings or approvals, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, the timing and results of clinical trials, the impact of our products, including their potential for continued revenue growth, the strategic trajectory of and market for our product pipeline, our long-term strategic vision, our ability to leverage our existing expertise and technology, the impacts of any licensing agreements and ability to commercialize additional therapies, our in-house manufacturing expertise, our ability to deliver high-quality, affordable therapies to patients, our commercial momentum and position in the market. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025, and our other filings or reports that we may file with the SEC. In particular, there can be no guarantee that our sales strategies will be successful, or that we will continue to experience significant sales of BAQSIMI®. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416

Table I

Amphastar Pharmaceuticals, Inc.

Consolidated Statement of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net revenues:
Product revenues, net	$183,105	$186,978	$719,887	$712,814
Other revenues	—	(455)	—	19,153
Total net revenues	183,105	186,523	719,887	731,967

Cost of revenues	97,435	99,875	363,830	358,112
Gross profit	85,670	86,648	356,057	373,855

Operating expenses:
Selling, distribution, and marketing	10,279	10,424	43,885	37,802
General and administrative	16,471	12,938	85,925	56,720
Research and development	23,314	18,142	85,844	73,914
Total operating expenses	50,064	41,504	215,654	168,436

Income from operations	35,606	45,144	140,403	205,419

Non-operating expenses:
Interest income	2,423	2,292	8,679	10,612
Interest expense	(6,630)	(6,425)	(25,481)	(30,343)
Other income, net	515	2,951	23	4,076
Total non-operating expenses, net	(3,692)	(1,182)	(16,779)	(15,655)

Income before income taxes	31,914	43,962	123,624	189,764
Income tax provision	7,485	5,998	25,530	29,672
Income before equity in losses of unconsolidated affiliate	24,429	37,964	98,094	160,092

Equity in losses of unconsolidated affiliate	—	—	—	(573)

Net income	$24,429	$37,964	$98,094	$159,519

Net income per share:
Basic	$0.53	$0.79	$2.10	$3.29
Diluted	$0.51	$0.74	$2.03	$3.06

Weighted-average shares used to compute net income per share:
Basic	45,907	47,975	46,743	48,429
Diluted	47,164	51,310	48,215	52,058

Table II

Amphastar Pharmaceuticals, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$170,177	$151,609
Restricted cash	235	235
Short-term investments	112,635	70,036
Restricted short-term investments	2,200	2,200
Accounts receivable, net	143,560	136,289
Inventories	176,890	153,741
Income tax refunds and deposits	17,167	1,747
Prepaid expenses and other assets	13,152	18,214
Total current assets	636,016	534,071

Property, plant, and equipment, net	310,567	297,345
Finance lease right-of-use assets	221	383
Operating lease right-of-use assets	42,931	46,899
Goodwill and intangible assets, net	565,965	590,660
Long-term investments	—	10,996
Other assets	31,135	25,992
Deferred tax assets	42,464	71,124
Total assets	$1,629,299	$1,577,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$148,348	$157,057
Income taxes payable	239	9,664
Current portion of long-term debt	1,641	234
Current portion of operating lease liabilities	7,928	6,804
Total current liabilities	158,156	173,759

Long-term reserve for income tax liabilities	5,926	6,957
Long-term debt, net of current portion and unamortized debt issuance costs	608,749	601,630
Long-term operating lease liabilities, net of current portion	37,684	41,881
Other long-term liabilities	29,979	20,945
Total liabilities	840,494	845,172
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 61,779,883 and 45,645,497 shares issued and outstanding, respectively, as of December 31, 2025 and 60,847,124 and 47,617,691 shares issued and outstanding, respectively, as of December 31, 2024	6	6
Additional paid-in capital	535,380	505,400
Retained earnings	666,881	568,787
Accumulated other comprehensive loss	(5,314)	(9,181)
Treasury stock	(408,148)	(332,714)
Total stockholders' equity	788,805	732,298
Total liabilities and stockholders’ equity	$1,629,299	$1,577,470

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

GAAP net income	$24,429	$37,964	$98,094	$159,519
Adjusted for:
Intangible asset amortization	6,270	6,179	25,048	24,718
Share-based compensation	6,205	5,632	27,277	24,368
Expenses related to BAQSIMI® acquisition	—	—	—	3,651
Litigation provision	—	—	23,147	—
Income tax provision on pre-tax adjustments	(2,746)	(2,538)	(16,948)	(11,450)
Adjusted non-GAAP net income	$34,158	$47,237	$156,618	$200,806

Adjusted non-GAAP net income per share:
Basic	$0.75	$0.99	$3.35	$4.15
Diluted	$0.73	$0.92	$3.25	$3.86

Weighted-average shares used to compute adjusted non-GAAP net income per share:
Basic	45,907	47,975	46,743	48,429
Diluted	47,164	51,310	48,215	52,058

	Three Months Ended December 31, 2025

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$97,435	$10,279	$16,471	$23,314	$(3,692)	$7,485
Intangible asset amortization	(6,250)	—	(1)	(19)	—	—
Share-based compensation	(1,193)	(290)	(4,142)	(580)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	2,746
Non-GAAP	$89,992	$9,989	$12,328	$22,715	$(3,692)	$10,231

	Three Months Ended December 31, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$99,875	$10,424	$12,938	$18,142	$(1,182)	$5,998
Intangible asset amortization	(6,160)	—	—	(19)	—	—
Share-based compensation	(1,159)	(286)	(3,682)	(505)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	2,538
Non-GAAP	$92,556	$10,138	$9,256	$17,618	$(1,182)	$8,536

	Year Ended December 31, 2025

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$363,830	$43,885	$85,925	$85,844	$(16,779)	$25,530
Intangible asset amortization	(24,968)	—	(3)	(77)	—	—
Share-based compensation	(6,205)	(1,215)	(16,919)	(2,938)	—	—
Litigation provision	—	—	(23,147)	—	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	16,948
Non-GAAP	$332,657	$42,670	$45,856	$82,829	$(16,779)	$42,478

	Year Ended December 31, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$358,112	$37,802	$56,720	$73,914	$(15,655)	$29,672
Intangible asset amortization	(24,639)	—	(4)	(75)	—	—
Share-based compensation	(5,742)	(1,063)	(14,921)	(2,642)	—	—
Expenses related to BAQSIMI® acquisition	—	—	—	—	3,651	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	11,450
Non-GAAP	$327,731	$36,739	$41,795	$71,197	$(12,004)	$41,122